Exhibit 99 (a)(1)(F)

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST OF
SOUTHWEST GEORGIA FINANCIAL CORPORATION
201 First Street SE
Moultrie, Georgia 31768

September 15, 2006

Dear Participant in the Employee Stock Ownership Plan and Trust of Southwest Georgia Financial Corporation (the “Plan”):

On August 1, 2006, the Board of Directors of Southwest Georgia Financial Corporation (the “Company”) approved and authorized a tender offer of up to 575,000 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), subject to increase upon the purchase of small lots of less than 500 Shares (each, a “Small Lot”). The Company has invited its shareholders, including the Plan, to tender Shares to the Company at a price of $23.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 15, 2006 (the “Offer to Purchase”) and in the related Letter of Transmittal (the “Letter of Transmittal”), which, together with the Offer to Purchase as they may be amended or supplemented from time to time, are referred to herein as the “Offer”.

This Letter discusses information, in addition to that provided in the Offer to Purchase, that will assist you, the Plan participant (the “Participant”), in determining whether to tender the Shares allocated to your Plan account and, if so, how to tender the Shares allocated to your Plan account.

Background Information on the Tender Offer

The Company has been exploring various expansion opportunities for several years, including a number of potential merger and acquisition opportunities, for using its excess capital resources and maximizing shareholder value. The Company believes that with the limited opportunities currently available to it, a tender offer to repurchase a significant number of its Shares will give the Company the best opportunity to utilize its excess capital resources while allowing shareholders to liquidate or diversify their holdings, without depressing the prices as the sale on the American Stock Exchange market of a significant number of Shares might do.

The Offer provides shareholders who are considering a sale of all or a portion of their Shares with the opportunity to sell those Shares for cash, at a price above recent market prices, without the usual transaction costs associated with open market sales and without the risk that an attempt to sell a significant number of Shares might depress the market prices for Shares. The Offer also allows shareholders to sell a portion of their Shares while retaining a continuing equity interest in the Company. Shareholders who determine not to accept the Offer will realize a proportionate increase in their relative equity interest in the Company, and thus in the Company’s future earnings and assets, subject to the Company’s right to issue additional Shares and other equity securities.

Effect of the Tender Offer on Plan Participants

The Plan currently holds 386,392 Shares that are allocated to Participants’ accounts. As shareholders of the Company, the Plan and Plan Participants are entitled to participate in the Offer and tender Shares to the Company prior to Friday, October 13, 2006, the expiration date of the Offer. More specifically, the trustee of the Plan, Southwest Georgia Bank (the “Trustee”) will tender the Shares held by the Plan on behalf of the Participants, as instructed.

The Offer provides Participants who are considering a sale of all or a portion of the Shares credited to their Plan account with the opportunity to sell those Shares for cash at a price above recent market prices, without the usual transaction costs associated with open market sales and without the risk that an attempt to sell a significant number of Shares might depress the market prices for Shares. The cash received by the Plan upon the sale of such Shares will be credited to a separate account for the Participant under the Plan (called the “Non-ESOP Account”), to be invested as provided in the Plan. The Offer also allows Participants to sell a portion of the Shares credited to their Plan account while retaining a continuing equity interest in the Company through their account in the Plan. Participants who determine not to accept the Offer will realize a proportionate increase in their Plan account’s relative equity interest in the Company, and thus in the Company’s future earnings and assets, subject to the Company’s right to issue additional Shares and other equity securities.

Tendering Shares Allocated to Your Plan Account

As discussed above, the Plan is the owner of record of the Shares held for your account in the Plan. Pursuant to the terms of the Plan, you are entitled to direct the Trustee to tender Shares credited to your account, and the Trustee will tender such Shares in accordance with your instructions.

The Offer to Purchase describes the Offer in detail and has been delivered to you with this Letter. You should review the Offer to Purchase prior to completing the attached ESOP Tender Instruction Form (the “Instruction Form”).

How to Tender Shares Credited to You under the Plan. To instruct the Trustee to tender Shares credited to your account under the Plan, please complete, sign and return the attached Instruction Form to the ESOP Committee at the address indicated. An envelope to return your Instruction Form is enclosed. Unless you complete this instruction to the Trustee and return it to the ESOP Committee by 5:00 pm, Eastern Time, on Tuesday, October 10, 2006, none of your Shares will be tendered.

If you and other Participants and other shareholders elect to tender a greater number of Shares than the total number of Shares being accepted in the Offer (an “Oversubscription”), the Trustee will reduce, on a pro rata basis, the number of Shares that each Participant agreed to tender. Completion and execution of the attached Instruction Form shall be deemed an agreement to have Shares indicated for tender reduced on a pro rata basis in the event of an Oversubscription, to the extent determined by the Trustee.

Unavailability of Small Lot Treatment. The Shares held by Participants under the Plan will not be subject to the Company’s purchase of additional Shares to eliminate Small Lots. The Company will, upon and subject to the conditions of the Offer, purchase up to $575,000 of additional Shares in order to eliminate existing Small Lots and to avoid the creation of any further Small Lots as a result of the proration of validly tendered Shares. Only those Shares directly held by shareholders will be subject to such Small Lot treatment, however.

Please note that this request to complete the attached Instruction Form is separate from the Offer to Purchase and the Letter of Transmittal you may receive with respect to any direct holdings you may have in Shares outside of the Plan. In addition, you will not be able to consolidate Shares held directly by you and Shares held in your account under the Plan to change the consideration you are entitled to as a direct record holder or as a Participant.

If the Instruction Form is properly completed, signed and returned, the Shares allocated to your account under the Plan will be tendered in accordance with your directions.

Incomplete or Unreturned Instruction Forms. If your Instruction Form is:

•	signed and returned without a tendering direction,
•	not returned, or
•	returned unsigned,

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THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN WILL BE TREATED AS IF THE INSTRUCTION FORM WAS NEVER RETURNED, AND IT WILL BE REGARDED AS AN INSTRUCTION TO THE TRUSTEE NOT TO TENDER.

If you have any questions regarding the tendering procedure or your rights to instruct the Trustee to tender your Shares in the Plan, please contact Keefe, Bruyette & Woods, Inc., the information agent for the tender offer, at (877) 298-6520.

Sincerely, SOUTHWEST GEORGIA FINANCIAL CORPORATION By: _________________________________ Name: ____________________________ Title: ____________________________

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Unless you complete this instruction to the Trustee and return it to the ESOP Committee by 5:00 pm, Eastern Time, on Tuesday, October 10, 2006, none of your Shares will be tendered.

ESOP TENDER INSTRUCTION FORM
WITH RESPECT TO
Offer to Purchase for Cash
Up to 575,000 Shares of Common Stock
of
SOUTHWEST GEORGIA FINANCIAL CORPORATION

The undersigned participant in the Employee Stock Ownership Plan and Trust of Southwest Georgia Financial Corporation (the “Plan”) hereby acknowledges receipt of the letter of Southwest Georgia Financial Corporation, a Georgia corporation (the “Company”), enclosing the Offer to Purchase, dated September 15, 2006, and the related Letter of Transmittal, relating to the offer to purchase up to 575,000 shares of common stock, par value $1.00 per share (the “Shares”), of the Company.

The Trustee is hereby instructed to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) held by the Trustee for the account of the undersigned, on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

PLAN SHARES TO BE TENDERED

Name(s) and Address(es) of Plan Participant(s) (Please fill in exactly as name(s) appear(s) on Plan records)	Plan Shares Tendered (Attach additional list if necessary.)
		Total Number of Shares	Number of Shares Tendered*

Total Shares
*    Unless otherwise indicated, it will be assumed that all Shares held by the Plan are being tendered.

All Instruction Forms should be sent to:	ESOP Committee Attn: Richard Holland Employee Stock Ownership Plan and Trust of Southwest Georgia Financial Corporation 201 First Street SE Moultrie, Georgia 31768

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By signing below, the undersigned hereby agrees that, subject to, and effective upon, acceptance for payment of and payment for the Shares tendered herewith in accordance with the Offer, the undersigned hereby directs the Trustee to sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all the Plan Shares that are being tendered hereby, and constitutes and appoints Southwest Georgia Bank, as trustee of the Plan (the “Trustee”), the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Shares, or transfer ownership of such Shares on the account books maintained for the Plan, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company upon receipt by American Stock Transfer & Trust Company (the “Depositary”) of the Offer Consideration with respect to such Shares, (b) present such Shares for registration and transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to direct the Trustee to tender, exchange, assign and transfer the Shares. The undersigned will, upon request of the Trustee, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Shares.

The undersigned understands that acceptance of the Offer constitutes an agreement between the undersigned and the Company, in accordance with the terms and conditions precedent of the Offer, as well as the terms and conditions of the Plan, only when a duly executed and properly completed copy of this Instruction Form, together with any other required documents, are received by the ESOP Committee.

SIGN HERE

Signature(s) of Plan Participant(s)

Dated:  _________________, 2006

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

(Must be signed by Plan participant(s) exactly as name(s) appear(s) on Plan records.)

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